Exhibit 15.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-130339) pertaining to the Agnico-Eagle Mines Limited amended and Restated Employee Stock Option Plan and the Agnico-Eagle Mines Limited Amended and Restated Incentives Share Purchase Plan, the Registration Statement on Form S-3 (File No. 333-120043) pertaining to the Agnico-Eagle Mines Limited Dividend Reinvestment and Share Purchase Plan, the Registration Statement on Form F-10, as amended (File No. 333-138921) and the Registration Statement on Form F-10 (as may be amended or supplemented) (File No. 333-141229) of our report dated March 19, 2007, with respect to the consolidated financial statements of Agnico-Eagle Mines Limited as of December 31, 2006, and our report dated March 19, 2007, with respect to Agnico-Eagle Mines Limited management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Agnico-Eagle Mines Limited, which reports appear in the December 31, 2006 Annual Report on Form 20-F of Agnico-Eagle Mines Limited.

/s/ ERNST & YOUNG LLP
Chartered Accountants

Toronto, Canada
March 23, 2007